Exhibit 13.1

Certification of the Principal Executive Officer Pursuant to 18 U.S.C.

Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 20-F for the year ended March 31, 2025 of LakeShore Biopharma Co., Ltd (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xu Wang, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2025

By:	/s/ Xu Wang
Name:	Xu Wang
Title:	Chief Executive Officer

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.